Exhibit 10.4
Agreement No. 98-0228
LICENSE AGREEMENT
     This Agreement is made effective the 22nd day of February 1999, by and between Wisconsin Alumni Research Foundation (hereinafter called “WARF”), a nonstock, nonprofit Wisconsin corporation, and TomoTherapy Incorporated (hereinafter called “TomoTherapy”), a corporation organized and existing under the laws of Wisconsin;
     WHEREAS, WARF owns certain inventions that are described in the “Licensed Patents” defined below and WARF previously granted a license to TomoTherapy under the Licensed Patents in an agreement, Agreement No. 98-0025, between the parties dated March 1, 1998 (the “Prior License Agreement”); and
     WHEREAS, WARF and TomoTherapy desire to supersede the Prior License Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:
     Section 1. Definitions.
     For the purpose of this Agreement, the Appendix A definitions shall apply.
     Section 2. Grant.
          A. License.
     WARF hereby grants to TomoTherapy an exclusive license, limited to the Licensed Field, under the Licensed Patents to make, have made, use, sell and otherwise distribute Products anywhere in the world. Such license shall be exclusive except for the rights granted to [  *  ] prior to the date of this Agreement. WARF will not broaden or renew rights to [  *  ] outside those previously rights granted to [  *  ] under the license agreement existing as of the date of this Agreement.
          B. Sublicenses.
               (i) TomoTherapy may grant written, nonexclusive sublicenses to third parties. Any agreement granting a sublicense shall state that the sublicense is subject to the termination of this Agreement and TomoTherapy shall incorporate relevant terms of this Agreement in the sublicense. TomoTherapy shall have the same responsibility for the activities of any sublicensee as if the activities were directly those of TomoTherapy.
               (ii) In respect to sublicenses granted by TomoTherapy under this Section 2B, TomoTherapy shall pay to WARF [  *  ] percent ([  *  ]%) of all fees, royalties and other payments received from such sublicense(s) in the manner specified in Section 3F. At a minimum, TomoTherapy shall require its sublicensee(s) to pay an upfront license fee of $[  *  ] patent reimbursement of $[  *  ] and minimum royalties of at least $[  *  ] per year beginning three years from the date of the sublicense. In addition, TomoTherapy shall require sublicensees to pay royalties at a rate equal to or exceeding the rate set forth in Section 3D. TomoTherapy shall provide WARF with a copy of all sublicense agreements to
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Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [  *  ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

allow WARF to verify the proper revenue sharing arrangement under such sublicense. WARF shall keep all such information confidential as provided under Section 14. TomoTherapy shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement without the express prior written permission of WARF. Any strategic partners of TomoTherapy who are not granted a right to make or have made and sell Products under the Licensed Patents shall not be considered a sublicensee under this Agreement and shall not be subject to income sharing under this Section 2B. Strategic partners of TomoTherapy who, in addition to funding Product development, are granted a right to make or have made and sell Products shall be considered sublicensees under this Section 2B and shall be subject to minimum fee and royalty requirements as set forth herein; however, WARF shall not share in any fees for services provided by TomoTherapy or in any funding which TomoTherapy represents in good faith is not consideration for sublicense rights granted to such strategic partner.
               (iii) Agreements with third parties which permit such third party to purchase Products from TomoTherapy and resell such Products shall be considered distribution agreements and not sublicense agreements subject to this Section 2B. Under any such distribution agreement, TomoTherapy shall pay royalties to WARF on the sale of Products to such third party in accordance with Section 3D and such agreements shall not be subject to the fee and royalty requirements of Section 2B(ii).
     Section 3. Consideration.
          A. Development.
     TomoTherapy agrees to and warrants that: it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents; it will establish and actively and diligently pursue the development plan (see Appendix E) to the end that the inventions of the Licensed Patents will be utilized to provide Products for sale in the retail market; and within one month following the end of each calendar quarter ending on March 31, June 30, September 30 and December 31 and until the date of first commercial sale of Products, it will supply WARF with a written Development Report. All development activities and strategies and all aspects of Products design and decisions to market and the like are entirely at the discretion of TomoTherapy, and TomoTherapy shall rely entirely on its own expertise with respect thereto. WARF’s review of TomoTherapy’s development plan is solely to verify the existence of TomoTherapy’s commitment to development activity and to assure compliance with TomoTherapy’s obligations to utilize the inventions of the Licensed Patents for the marketplace, as set forth above.
          B. License Fee.
     TomoTherapy agrees to pay to WARF a license fee of $[  *  ] of which $[  *  ] was paid under the terms of the Prior License Agreement leaving a balance of $[  *  ] due to WARF hereunder. In lieu of a cash payment of these license fees, TomoTherapy agrees to issue to WARF and WARF agrees to accept shares of TomoTherapy’s Common Stock under the terms the Equity Agreement between WARF and TomoTherapy of even date herewith.
          C. Patent Reimbursement.
     TomoTherapy agrees to reimburse WARF for [  *  ]% of the actual costs WARF incurs in filing, prosecuting and maintaining the Licensed Patents. In lieu of a cash payment of patent reimbursement due hereunder, TomoTherapy agrees to issue and WARF agrees to accept shares of TomoTherapy Common Stock under the terms of the Equity Agreement referred to above, as a one time, full and final payment of TomoTherapy’s obligations under this Section 3C to pay a portion of WARF’s
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patent costs. Such shares are included in the [  *  ]% total of equity securities TomoTherapy agrees to issue WARF under Section 2A of the Equity Agreement. WARF shall have sole discretion to make or maintain any patent filing of the Licensed Patents. However, if WARF fails to maintain the Licensed Patents, TomoTherapy may elect to maintain them in WARF’s name at TomoTherapy’s own expense. In such case, TomoTherapy may credit [  *  ]% of such patent expense against royalties due under Section 3D.
          D. Royalty.
               (i) In addition to the Section 3B license fee, TomoTherapy agrees to pay to WARF as “earned royalties” a royalty per Product Unit sold or leased by TomoTherapy at a rate determined in accordance with the following table based on the cumulative number of Product Units sold or leased by TomoTherapy before and including the sale or lease of the applicable Product Unit:

Cumulative Product Units Sold	Royalty Per
or Leased	Product Unit
[ * ]	$[ * ]
[ * ]	$[ * ]
[ * ]	$[ * ]
               (ii) A Product Unit is deemed sold or leased and a royalty is deemed earned under this Agreement as of the date the Product Unit is actually sold and at least one third of the total purchase price has been received by TomoTherapy in the case of a sale, or one third of the annual lease payments for the first year of a lease have been so received by TomoTherapy.
               (iii) WARF is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on WARF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to WARF pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by TomoTherapy.
          E. Minimum Royalty.
     TomoTherapy further agrees to pay to WARF a minimum royalty per calendar year or part thereof during which this Agreement is in effect starting in calendar year 2000, against which any earned royalty paid by TomoTherapy or WARF’s share of TomoTherapy’s sublicensee(s) payments for the same calendar year will be credited. The minimum royalty shall be $[  *  ] in calendar year 2000, $[  *  ] in 2001, $[  *  ] in 2002, and $[  *  ] in 2003 and each calendar year thereafter. The minimum royalty for a given year shall be due at the time payments are due for the calendar quarter ending on December 31. It is understood that the minimum royalties will apply on a calendar year basis, and that sales of Products requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual minimum royalty due WARF for any given calendar year.
          F. Accounting; Payments.
               (i) Amounts owing to WARF under Section 3D shall be paid on a quarterly basis, with such amounts due and received by WARF on or before the thirtieth day following the end of
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the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than thirty (30) days after they are due to WARF shall accrue interest until paid at the rate of the lesser of one percent (1%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.
               (ii) Except as otherwise directed, all amounts owing to WARF under this Agreement shall be paid in U.S. dollars to WARF at the address provided in Section 16(a). All royalties owing with respect to selling prices stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation — Value of Foreign Currencies on the day preceding the payment.
               (iii) A full accounting showing how any amounts owing to WARF under Section 3D have been calculated shall be submitted to WARF on the date of each such payment. Such accounting shall be on a per-country and product line, model or tradename basis and shall be summarized on the form shown in Appendix C of this Agreement. In the event no payment is owed to WARF, a statement setting forth that fact shall be supplied to WARF.
     Section 4. Certain Warranties of WARF.
          A. WARF warrants that except as otherwise provided under Section 13 of this Agreement with respect to U.S. Government interests, it is the owner of the Licensed Patents or otherwise has the right to grant the licenses granted to TomoTherapy in this Agreement. However, nothing in this Agreement shall be construed as:
               (i) a warranty or representation by WARF as to the validity or scope of any of the Licensed Patents;
               (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties; or
               (iii) an obligation to furnish any know-how not provided in the Licensed Patents or any services other than those specified in this Agreement.
          B. WARF MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY TOMOTHERAPY OR ITS VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.
     Section 5. Recordkeeping.
          A. TomoTherapy shall keep books and records sufficient to verify the accuracy and completeness of TomoTherapy’s accounting referred to above, including without limitation inventory, purchase and invoice records relating to the Products or their manufacture. Such books and records shall be preserved for a period not less than six (6) years after they are created during and after the term of this Agreement.
          B. TomoTherapy shall take all steps necessary so that WARF may within sixty (60) days of its request review and copy all the books and records at a single U.S. location to verify the accuracy of TomoTherapy’s accounting. Such review may be performed by any employee of WARF as
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well as by any attorney or registered CPA designated by WARF at WARF’s expense, upon reasonable notice and during regular business hours. TomoTherapy shall have the right to approve WARF’s outside auditors and to reject them for bona fide conflicts of interest. TomoTherapy shall further have the right to require audit participants to sign a reasonable non-disclosure agreement, but such agreement may not compromise the auditor’s confidential communications of finding with WARF.
          C. If a royalty payment deficiency is determined, TomoTherapy shall pay the royalty deficiency outstanding within forty-five (45) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 3F(i). Should TomoTherapy contest the royalty payment deficiency, TomoTherapy shall notify WARF of such contest within forty-five (45) days of receiving notice and shall remit any uncontested amount plus interest within this same time period. WARF’s acceptance of such payment shall not signify acceptance of this amount as a settlement of the contested amount.
          D. If a royalty payment deficiency for a calendar year exceeds five percent (5%) of the royalties paid for that year, then TomoTherapy shall be responsible for paying WARF’s out-of-pocket expenses incurred with respect to such review.
     Section 6. Term and Termination.
          A. The term of this license shall begin on the effective date of this Agreement and continue until this Agreement is terminated as provided herein or until the earlier of the date that no Licensed Patent remains an enforceable patent or the payment of earned royalties under Section 3D, once begun, ceases for more than eight (8) consecutive calendar quarters.
          B. TomoTherapy may terminate this Agreement at any time by giving at least ninety (90) days’ written and unambiguous notice of such termination to WARF. Such a notice shall be accompanied by a statement of the reasons for termination.
          C. If TomoTherapy at any time defaults in the timely payment of any monies due to WARF or the timely submission to WARF of any Development Report, fails to actively pursue the development plan, or commits any breach of any other covenant herein contained, and TomoTherapy fails to remedy any such breach or default within ninety (90) days after written notice thereof by WARF, or if TomoTherapy commits any act of bankruptcy, becomes insolvent, is unable to pay its debts as they become due, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it which is not dismissed within sixty (60) days, or offers any component of the Licensed Patents to its creditors, WARF may, at its option, terminate this Agreement by giving notice of termination to TomoTherapy.
          D. Upon the termination of this Agreement, TomoTherapy shall remain obligated to provide an accounting for and to pay royalties earned up to the date of the termination and any minimum royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year.
     Section 7. Assignability.
     This Agreement may not be transferred or assigned by TomoTherapy except with the prior written consent of WARF or except upon sale of substantially all the assets of TomoTherapy to a third party. In such event, TomoTherapy shall ensure that the third party assignee has agreed to be bound by all the obligations of this Agreement as part of such assignment and TomoTherapy shall provide WARF with written notice, including the address and contact person, of the assignee.
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     Section 8. Contest of Validity.
     In the event TomoTherapy contests the validity of any Licensed Patent, TomoTherapy shall continue to pay royalties with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.
     Section 9. Enforcement and Defense of Patents.
          A. WARF intends to protect the Licensed Patents against infringers or otherwise act to eliminate infringement, when, in WARF’s sole judgment, such action may be reasonably necessary, proper, and justified. In the event that TomoTherapy believes there is infringement of any Licensed Patent under this Agreement which is to TomoTherapy’s substantial detriment, TomoTherapy shall provide WARF with written notice that such infringement is occurring including reasonable evidence of the infringement. WARF shall have the right to determine the best course of action to resolve such infringement, including but not limited to, the right to settle such infringement by negotiating a license with such infringer. The license terms, fees and royalties shall be on terms no more favorable in the aggregate to the Licensee than (those contained in the sublicense most favorable to TomoTherapy granted by TomoTherapy. In the event that WARF licenses such infringer WARF shall share the income from such license with TomoTherapy as set forth in this Section 9A. Upon request by WARF, TomoTherapy shall take action, join in an action, and otherwise provide WARF with such assistance and information as may be useful to WARF in connection with WARF’s taking such action (if the cause of action arose during the term of this Agreement and WARF reimburses TomoTherapy for TomoTherapy’s reasonable out-of-pocket expenses). Any recovery or damages for infringement or license fees or royalties obtained through any settlement of infringement claims, except enhanced damages, derived through WARF taking such action shall be applied as follows: (a) first, to WARF to reimburse WARF for expenses incurred in litigation or negotiating a settlement, including reasonable attorneys’ fees, (b) second, to TomoTherapy to reimburse TomoTherapy for its reasonable expenses in assisting with same, including reasonable attorneys’ fees, and (c) the balance of any recovery or damages shall be divided [  *  ] percent ([  *  ]%) to TomoTherapy and [  *  ] percent ([  *  ]%) to WARF. If WARF does not take action to abate the infringement of the Licensed Patents within [  *  ] of receiving the notice described above, TomoTherapy may request that WARF do so and WARF will comply as long as TomoTherapy reimburses WARF each month for [  *  ] percent ([  *  ]%) of WARF’s actual expenses incurred in bringing such action. Such expenses may be billed by WARF as frequently as monthly and shall be paid by TomoTherapy to WARF on a net thirty (30) days basis. Late payments shall be subject to the interest provisions set forth in Section 3F(i) for late payments. TomoTherapy shall be reimbursed for its contribution to the cost of litigation or settlement from the proceeds of such action as described in this Section 9A. TomoTherapy shall not have the right to bring any infringement action or enforce the Licensed Patents without WARF’s prior, written consent.
          B. In the event of a declaratory judgment action brought by a third party, WARF shall have the exclusive right to defend the Licensed Patents by litigation or settlement, including the right to grant licenses to third parties bringing such action. In the event that WARF licenses such third party WARF shall share the income from such license with TomoTherapy as set forth in Section 9A.
          C. WARF agrees that if it determines to resolve any infringement or litigation by the grant of a license to the infringer or third party litigant, it will first offer in writing to allow TomoTherapy to negotiate a sublicense with such party. If TomoTherapy is not successful in negotiating a sublicense agreement within six (6) months of such notification or if time becomes of the essence in negotiating a license agreement to settle the infringement litigation, WARF may directly negotiate and grant such a
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license to such third party and will share any revenue generated by such license with TomoTherapy in accordance with Section 9A.
     Section 10. Patent Marking.
     TomoTherapy shall insure that it applies patent markings that meet all requirements of U.S. law, 35 U.S.C. 287, with respect to all Products subject to this Agreement.
     Section 11. Product Liability; Conduct of Business.
     TomoTherapy shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold WARF and the inventors of the Licensed Patents harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products arising from any right or obligation of TomoTherapy hereunder. WARF at all times reserves the right to select and retain counsel of its own to defend WARF’s interests.
     Section 12. Use of Names.
     TomoTherapy shall not use WARF’s name, the name of any inventor of inventions governed by this Agreement, or the name of the University of Wisconsin in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used.
     Section 13. United States Government Interests.
     It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. § 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the invention of such Licensed Patents for governmental purposes. Any license granted to TomoTherapy in this Agreement shall be subject to such right.
     Section 14. Confidentiality.
     Both parties agree to keep all information marked confidential or otherwise subject to an obligation of confidentiality under the terms of this Agreement confidential except to the extent that:
     a. The receiving party can show by written record within sixty (60) days after disclosure of the Information that it possessed such Information prior to its receipt from the other party;
     b. The information was already available to the public or became so through no fault of the receiving party;
     c. The information is subsequently disclosed to the receiving party by a third party that has the right to disclose it to the receiving party free of any obligations of confidentiality;
     d. Five years have elapsed from the later of the date of this Agreement or the disclosure of the information to the receiving party by the other; or
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     e. Information the receiving party independently develops without reference to the confidential information.
     Section 15. Miscellaneous.
     This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Wisconsin. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. The parties hereto are independent contractors and not joint venturers or partners.
     Section 16. Notices.
     Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.
(a)	Wisconsin Alumni Research Foundation Attn: Managing Director 614 Walnut Street Madison, Wisconsin 53705

(b)	TomoTherapy Incorporated Attn: President P.O. Box 8024 Madison, Wisconsin 53708-8024
     With a copy of such notice to:
Michael E. Skindrud, Esq.
LaFollette & Sinykin
P.O. Box 2719
One East Main Street
Madison, Wisconsin 53701-2719
     Section 16. Integration.
     This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed
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by the other party, and specifically states that it is an amendment to this Agreement. This Agreement supersedes the Prior License Agreement in its entirety.
     Section 17. Authority.
          A. No agreement between the parties shall exist unless the duly authorized representative of TomoTherapy and the managing director of WARF have signed this document within forty-five (45) days of the effective date written on the first page of this Agreement.
          B. The persons signing on behalf of WARF and TomoTherapy hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	/s/ Richard H. Leazer	Date: 2/24, 1999

Richard H. Leazer, Managing Director

TOMOTHERAPY INCORPORATED

By:	/s/ Paul J. Reckwerdt	Date: 2/24, 1999

Paul J. Reckwerdt, Vice-President

Reviewed by WARF’s Attorney:

/s/ Elizabeth L.R. Donley		2/27, 1999

Elizabeth L.R. Donley, Esq.
(WARF’s attorney shall not be deemed a signatory to this Agreement.)
WARF Ref: Swerdloff-P91009US
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APPENDIX A
     A. “Licensed Patents” shall refer to and mean those patents and patent applications listed on Appendix B hereto and any subsequent patent application owned by WARF but only to the extent it claims an invention claimed in a patent application listed on Appendix B.
     B. “Products” shall refer to and mean any and all products that employ or are in any way produced by the practice of an invention claimed in the Licensed Patents or that would otherwise constitute infringement of any claims of the Licensed Patents.
     A. “Affiliates” shall mean and include affiliated companies or other legal entities at least fifty percent (50%) of whose outstanding stock entitled to vote for election of directors is now or hereafter owned or controlled by TomoTherapy either directly or through one or more affiliated companies or both, but such company or other legal entity shall be deemed to be an affiliated company only so long as such ownership or control exists.
     D. “Development Report” shall mean a written account of TomoTherapy’s progress under the development plan having at least the information specified on Appendix D to this Agreement, and shall be sent to the address specified on Appendix D.
     E. “Licensed Field” shall be limited to the field of medical applications of all types, including without limitation, both human and animal diagnostics and therapeutic applications and all research uses designed to lead to such applications. However, WARF retains the right to use and to designate other research institutions, including but not limited to the University of Wisconsin-Madison and the UW Hospitals and Clinics, to use the Licensed Patents for noncommercial research purposes.
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APPENDIX B
LICENSED PATENTS

REFERENCE		PATENT	ISSUE	APPLICATION
NUMBER	COUNTRY	NUMBER	DATE	SERIAL NUMBER

METHOD AND APPARATUS FOR RADIATION THERAPY (Swerdloff, Mackie, Holmes)

P91009US	UNITED STATES	5,317,616.	5/31/94.	—
P91009AU	AUSTRALIA	661,640	12/12/95
P91009BE	BELGIUM			93301672.7
P91009CA	CANADA			2091275
P91009DE	GERMANY
P91009FR	FRANCE			93301672.7
P91009GB	UNITED KINGDOM			93301672.7
P91009IL	ISRAEL	104896	5/19/97
P91009JP	JAPAN			5-58983
P91009KR	SOUTH KOREA			4146/1993
P91009MX	MEXICO			931495
P91009NL	NETHERLANDS			93301672.7
P91009NZ	NEW ZEALAND	247042	6/4/96
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				APPLICATION
REFERENCE		PATENT	ISSUE	SERIAL
NUMBER	COUNTRY	NUMBER	DATE	NUMBER

RADIATION THERAPY SYSTEM WITH CONSTRAINED ROTATIONAL FREEDOM (Swerdloff, Mackie, Holmes)

P92135DE	GERMANY	—	—	94920124.8
P92135FR	FRANCE			94920124.8
P92135GB	UNITED KINGDOM			94920124.8
P92135IL	ISRAEL			109960
P92135JP	JAPAN	8-511452	12/03/96
P92135NL	NETHERLANDS			94920124.8

RADIATION THERAPY SYSTEM (Swerdloff, Mackie, Holmes)

P92136EP	EPO	—	—	97113658.5

DYNAMIC BEAM FLATTENING APPARATUS FOR RADIATION THERAPY (Swerdloff, Mackie, Holmes)

P92137DE	GERMANY	—	—	94920125.5
P92137FR	FRANCE			94920125.5
P92137GB	UNITED KINGDOM			94920125.5
P92137IL	ISRAEL			109961
P92137JP	JAPAN	8-511453	12/03/96
P92137NL	NETHERLANDS			94920125.5
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				APPLICATION
REFERENCE		PATENT	ISSUE	SERIAL
NUMBER	COUNTRY	NUMBER	DATE	NUMBER

RADIATION THERAPY SYSTEM (Swerdloff, Mackie, Holmes)

P92138EP	EPO	—	—	97113657.7

DYNAMIC COLLIMATOR FOR RADIATION THERAPY (Swerdloff, Mackie, Holmes, Reckwerdt)

P92138US	UNITED STATES	5,442,675.	8/15/95.	—

VERIFICATION SYSTEM FOR RADIATION THERAPY (Swerdloff, Mackie, Holmes)

P92140US	UNITED STATES	5,394,452.	2/28/95.	—
P92140IL	ISRAEL			109962

MULTI-LEAF RADIATION ATTENUATOR FOR RADIATION THERAPY (Swerdloff, Mackie, Holmes)

P92142US	UNITED STATES	5,351,280.	9/27/94.	—
P92142DE	GERMANY			94920712.0
P92142FR	FRANCE			94920712.0
P92142GB	UNITED KINGDOM			94920712.0
P92142IL	ISRAEL			109962
P92142JP	JAPAN	8-511451	12/03/96
P92142NL	NETHERLANDS			94920712.0
P. O. BOX 7365     •     MADISON, WISCONSIN 53707-7365     •     TEL (608) 263-2500     •     FAX (608) 263-1064

				APPLICATION
REFERENCE		PATENT	ISSUE	SERIAL
NUMBER	COUNTRY	NUMBER	DATE	NUMBER

MULTI-LEAF RADIATION ATTENUATOR FOR RADIATION THERAPY WITH VERIFICATION SYSTEM (Swerdloff, Mackie, Holmes)

P92143EP	EPO	—	—	97100108.6

MULTI-LEAF RADIATION ATTENUATOR FOR RADIATION THERAPY (Swerdloff, Mackie, Holmes)

P92144EP	EPO	—	—

METHOD AND APPARATUS FOR RADIATION THERAPY (Swerdloff, Mackie, Holmes)

P94001US	UNITED STATES	5,528,650.	6/18/96.

RADIATION TREATMENT PLANNING METHOD AND APPARATUS (Holmes)

P95083US	UNITED STATES	5,647,663.	7/15/97.

METHOD OF REGISTERING A RADIATION TREATMENT PLAN TO A PATIENT (Reckwerdt, Mackie)

P95107US	UNITED STATES	5,673,300	9/30/97
P95107CA	CANADA	—	—	2,207,539
P95107EP	EPO			97303909.2
P95107JP	JAPAN			09-167979

RADIATION THERAPY SYSTEM WITH CONSTRAINED ROTATIONAL FREEDOM (Swerdloff, Mackie, Holmes)

P95141US	UNITED STATES	5,548,627.	8/20/96.
P.O.BOX 7365  •  MADISON, WISCONSIN 53707-7365  •  TEL (608) 263-2500  •  FAX (608) 263-1064

				APPLICATION
REFERENCE		PATENT	ISSUE	SERIAL
NUMBER	COUNTRY	NUMBER	DATE	NUMBER
DYNAMIC BEAM FLATTENING APPARATUS FOR RADIATION THERAPY (Swerdloff, Mackie, Holmes)

P95201US	UNITED STATES	5,625,663.	04/29/97.

INTERFACE FOR RADIATION THERAPY MACHINE(SwerdIoff, Mackie, Holmes)
P95202US	UNITED STATES	5,661,773	08/26/97

RADIATION THERAPY SYSTEM WITH CONSTRAINED ROTATIONAL FREEDOM (Swerdloff, Mackie, Holmes)

P95254US	UNITED STATES	5,724,400.	03/03/98.

METHOD AND APPARATUS FOR CALIBRATION OF RADIATION THERAPY EQUIPMENT AND VERIFICATION OF RADIATION TREATMENT (Mackie, Reckwerdt, McNutt)

P98069US	UNITED STATES	—	—	—

RADIATION THERAPY SYSTEM WITH CONSTRAINED ROTATIONAL FREEDOM AND DYNAMIC COLLIMATOR (Swerdloff, Mackie, Holmes)

P98167IL	ISRAEL		—
P.O.BOX 7365  •  MADISON, WISCONSIN 53707-7365  •  TEL (608) 263-2500  •  FAX (608) 263-1064

APPENDIX C
WARF ROYALTY REPORT

Licensee:			Agreement No:

Inventor:			P#:	P

Period Covered:	From:	/ /	Through:	/ /

Prepared By:			Date:

Approved By:			Date:

If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.

Report Type:	☐	Single Product Line Report:

	☐	Multiproduct Summary Report. Page 1 of Pages

	☐	Product Line Detail. Line: Tradename: Page:

Report Currency:	☐	U.S. Dollars ☐ Other

	Gross	Less	Net	Royalty	Period Royalty Amount
Country	Sales	Allowances	Sales	Rate	This Year	Last Year

U.S.A.
Canada
Europe:

Japan
Other:

TOTAL:

Total Royalty:                      Conversion Rate:                      Royalty in U.S. Dollars: $
The following royalty forecast is non-binding and for WARF’s internal planning purposes only:
     Royalty Forecast Under This Agreement: Next Quarter:                      Q2:                      Q3:                       Q4:

* On a separate page, please indicate the reasons for returns or other adjustments if significant.
Also note any unusual occurrences that affected royalty amounts during this period.
To assist WARF’s forecasting, please comment on any significant expected trends in sales volume.
P.O.BOX 7365  •  MADISON, WISCONSIN 53707-7365  •  TEL (608) 263-2500  •  FAX (608) 263-1064

APPENDIX D
DEVELOPMENT REPORT
A.	Date development plan initiated and time period covered by this report.

B.	Development Report (4-8 paragraphs).
1.	Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

2.	Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.
C.	Future Development Activities (4-8 paragraphs).
1.	Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

2.	Estimated total development time remaining before a product will be commercialized.
D.	Changes to initial development plan (2-4 paragraphs).
1.	Reasons for change.

2.	Variables that may cause additional changes.
E.	Items to be provided if applicable:
1.	Information relating to Product that has become publicly available, e.g., published articles, competing products, patents, etc.

2.	Development work being performed by third parties other than TomoTherapy to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

3.	Update of competitive information trends in industry, government compliance (if applicable) and market plan.
PLEASE SEND DEVELOPMENT REPORTS TO:
Wisconsin Alumni Research Foundation
Attn.: Contract Coordinator
614 Walnut Street
P.O. Box 7365
Madison, WI 53707-7365
P.O.BOX 7365  •  MADISON, WISCONSIN 53707-7365  •  TEL (608) 263-2500  •  FAX (608) 263-1064

APPENDIX E
DEVELOPMENT PLAN
     WARF hereby accepts the Business Plan submitted by TomoTherapy to WARF prior to the execution of this Agreement as the development plan required hereunder.
P.O.BOX 7365  •  MADISON, WISCONSIN 53707-7365  •  TEL (608) 263-2500  •  FAX (608) 263-1064